EXHIBIT 99.1

Akorn Provides Preliminary Second Quarter 2019 Results

LAKE FOREST, Ill., Aug. 01, 2019 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq: AKRX), a leading specialty generic pharmaceutical company, today announced its preliminary financial results for the second quarter of 2019.

Second Quarter 2019 and Recent Business Highlights

  Net revenue was $178 million, up 7% from the first quarter of 2019, down 7% from the prior year quarter
  Net loss was $112 million, compared to $82 million in the first quarter of 2019 and $88 million in the prior year quarter
  Adjusted EBITDA was $22 million, compared to $10 million in the first quarter of 2019 and $35 million in the prior year quarter
  Generated positive operating cash flow during the second quarter
  Continued sequential reduction in backorders and failure to supply penalties
  Launched three products:  TheraTears® SteriLid® Antimicrobial, the first FDA Accepted Antimicrobial Eyelid Cleanser, Loteprednol Etabonate Ophthalmic Suspension, 0.5%, and Dicyclomine Hydrochloride Injection, USP
  Received three ANDA approvals: Loteprednol Etabonate Ophthalmic Suspension, 0.5%, Fluticasone Propionate Nasal Spray USP, 50 mcg per spray (OTC), and Azelastine Hydrochloride Nasal Spray, 0.1%
  Responded to FDA warning letter related to the 2018 inspection of our Somerset, NJ manufacturing facility
  Reached non-binding agreement in principle with lead plaintiffs in the securities class action litigation

See "Non-GAAP Financial Measures" below.

Douglas Boothe, Akorn’s President and Chief Executive Officer, stated, “We are pleased that our second quarter results showed continued financial and operational improvements across the business, a strong signal that our operational initiatives are creating value and generating momentum.  We saw reductions in backorders and failure to supply penalties, which have a direct impact on both financial performance and customer satisfaction.”

Boothe continued, “As we look to the second half of 2019, we feel confident in the fundamentals of our business and believe that our focus on compliance, transparency, and accountability will allow us to execute against our strategic growth objectives.  As such, we are updating our net loss guidance and affirming our net revenue and adjusted EBITDA guidance for the full year of 2019 as we strive to return the Company to a path of long-term profitable growth for our stakeholders.”

Summary Financial Results for the Quarter Ended June 30, 2019

Akorn reported net revenue of $178.1 million for the three month period ended June 30, 2019, representing a decrease of $12.8 million, or 6.7%, as compared to net revenue of $190.9 million for the three month period ended June 30, 2018.  The decrease in net revenue in the period was primarily due to $15.0 million decline in organic revenue that was partially offset by $2.6 million net revenue increase in new products and product relaunches.  The $15.0 million decline in organic revenue was due to approximately $29.2 million, or 15.3% in volume declines partially offset by $14.2 million, or 7.5%, of favorable price variance.  The volume decline was principally due to the effect of competition on a number of products, including Fluticasone Rx, Methylene Blue and Clobetasol Cream, as well as supply shortfalls from the continued production ramp-up at our Somerset manufacturing facility.

Consolidated gross profit for the quarter ended June 30, 2019, was $68.0 million, or 38.2% of net revenue, compared to $81.3 million, or 42.6% of net revenue, in the corresponding prior year quarter.  The decline in the gross profit percentage was principally due to increased operating costs associated with FDA compliance related improvement activities as well as increased inventory loss that was partially offset by favorable price and product mix.

GAAP net loss for the second quarter of 2019, was $111.6 million, or $(0.89) per diluted share, compared to GAAP net loss of $88.0 million, or $(0.70) per diluted share, for the same quarter of 2018.  After a net adjustment of $109 million to net loss for non-GAAP items, adjusted diluted earnings per share for the second quarter of 2019 were $(0.02), compared to $0.10 in the same quarter of 2018, after a net adjustment of $101 million to net income for non-GAAP items.  See "Non-GAAP Financial Measures" below.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $(75.4) million for the second quarter of 2019, compared to $(73.0) million for the second quarter of 2018.  Adjusted EBITDA, which is a non-GAAP measure used by management to evaluate the performance of the Akorn business, was $21.8 million for the second quarter of 2019, compared to $34.8 million for the second quarter of 2018.  See "Non-GAAP Financial Measures" below.

Summary Financial Results for the Six Months Ended June 30, 2019

Akorn reported net revenue of $343.9 million for the six month period ended June 30, 2019, representing a decrease of $31.1 million, or 8.3%, as compared to net revenue of $375.0 million for the six month period ended June 30, 2018.  The decrease in net revenue in the period was primarily due to $33.1 million decline in organic revenue that was partially offset by $3.3 million net revenue increase in new products and product relaunches.  The $33.1 million decline in organic revenue was due to approximately $56.8 million, or 15.2% in volume declines partially offset by $23.7 million, or 6.3%, of favorable price variance.  The volume decline was principally due to the effect of competition on a number of products, including Nembutal, Fluticasone Rx and Clobetasol Cream and supply shortfalls from the continued production ramp-up at our Somerset manufacturing facility.

Consolidated gross profit for the six month period ended June 30, 2019, was $121.5 million, or 35.3% of net revenue, compared to $163.5 million, or 43.6% of net revenue, in the corresponding prior year period.  The decline in the gross profit percentage was principally due to increased operating costs associated with FDA compliance related improvement activities and increased inventory loss.

GAAP net loss was $193.8 million for the six month period ended June 30, 2019, or $(1.54) per diluted share, compared to GAAP net loss of $116.7 million for the six month period ended June 30, 2018, or $(0.93) per diluted share.  After a net adjustment of $179 million to net income for non-GAAP items, adjusted diluted earnings per share for the six months ended June 30, 2019 were $(0.12), compared to $0.15 in the corresponding period in the prior year, after a net adjustment of $136 million to net income for non-GAAP items.

EBITDA was $(123.1) million for the six month period ended June 30, 2019, compared to $(79.2) million for the six month period ended June 30, 2018.  Adjusted EBITDA, which is a non-GAAP measure used by management to evaluate the performance of the Akorn business, was $31.6 million for the six month period ended June 30, 2019, compared to $59.3 million for the six month period ended June 30, 2018.  See "Non-GAAP Financial Measures" below.

Updated Full Year 2019 Guidance

The Company is affirming its net revenue and adjusted EBITDA guidance, and updating other guidance as noted below:

  Net revenue for the year is expected to be in the range of $690 to $710 million
  Net loss for the year is expected to be in the range of ($273) to ($258) million, an increase of $107 million from initial guidance, primarily driven by the estimated charge related to the securities class action litigation non-binding agreement in principle as well as the impact of our previously disclosed Standstill Agreement
  Adjusted EBITDA for the year is expected to be in the range of $71 to $86 million
  Expecting approximately $40 million in capital expenditures
  Expecting approximately $50 million for FDA compliance and data integrity assessment expenditures, an increase of $10 million from initial guidance primarily driven by expected costs related to the Somerset warning letter

Securities Class Action Litigation

As previously disclosed in our Form 8-K filed with the SEC on July 30, 2019, the Company and the lead plaintiffs in In re Akorn, Inc. Data Integrity Securities Litigation (the “Securities Class Action Litigation”) have advised the court presiding over the matter that they have entered into a non-binding agreement in principle to resolve the Securities Class Action Litigation and the claims of the putative class.  As required by generally accepted accounting principles, the Company recorded an estimated charge and corresponding liability of $74 million associated with the non-binding agreement in principle, which is reflected in the Company’s preliminary financial statements for the quarter ended June 30, 2019.  The corresponding liability is expected to be settled through the issuance of currently authorized Company stock and future contingent cash payments subject to the Company exceeding certain profitability thresholds.  In addition, the lead plaintiffs could receive up to $30 million in insurance proceeds under the Company's insurance policies.

Status of Akorn Pending ANDA Filings

As of July 31, 2019, Akorn had 36 ANDAs pending at the FDA, representing approximately $5.6 billion in annual branded and generic market value according to IQVIA.

Filed		Tentative Approval		Pending		Total
$ in millions		Count	Value *	Count	Value *	Count	Value *
Ophthalmic	Brand **	3	$458	10	$3,561	13	$4,019
	Generic	1	13	3	111	4	124
Injectable	Brand **	—	—	2	10	2	10
	Generic	1	158	6	940	7	1,099
Topical	Brand **	—	—	—	—	—	—
	Generic	—	—	4	72	4	72
Other	Brand **	—	—	—	—	—	—
	Generic	—	—	6	313	6	313
Total		5	$630	31	$5,008	36	$5,638

*  The value, shown in millions, is the market size estimate based on IQVIA data for the trailing 12 months ended May 2019 and excludes any trade and customary allowances and discounts.  The IQVIA market size is not a forecast of our future sales.

** The label "brand" indicates that the pending ANDA filing is for a product that has not yet had generic competition, therefore the market value is that of the branded reference drug.  All filings reported in the table are generic filings.

Conference Call and Webcast Details:

As previously announced, Akorn’s management will hold a conference call with interested investors and analysts at 9:00 a.m. EST on August 1, 2019, to discuss these results and updates in more detail.  The dial-in number to access the call is (844) 249-9382 in the U.S. and Canada and +1 (270) 823-1530 for international callers.  The conference ID is 7567263.  To access the live webcast, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.  A webcast replay of the conference call will be available shortly following the conclusion of the call and will be available for 90 days following the call.  To access the webcast replay, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

About Akorn:

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals.  Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals.  Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial results presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, (2) adjusted EBITDA, (3) adjusted net income, (4) adjusted diluted earnings per share, (5) net debt, and (6) net debt to adjusted EBITDA ratio.  These non-GAAP measures adjust for certain specified items that are described in this release.  The Company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results.  The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses these measures in analyzing its business and financial condition.  Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and; therefore, have limits in their usefulness to investors.  In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures.  Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measures.

EBITDA, as defined by the Company, represents net (loss) income before net interest income (expense), provision (benefit) for income taxes and depreciation and amortization.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net (loss) income, (minus) plus:

Interest income (expense), net
Provision (benefit) for income taxes
Depreciation and amortization
Non-cash expenses, such as impairment of long-lived assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as legal settlements, restatement expenses and various merger and acquisition-related expenses, employee retention expense, refinancing advisory fees, fixed asset impairment, executive termination expenses, data integrity investigations & assessment, gain on disposal of fixed assets, and
Fresenius transaction & litigation

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.

Adjusted net (loss) income, as defined by the Company, is calculated as follows:

Net (loss) income, (minus) plus:

Amortization expense
Non-cash expenses, such as impairment of long-lived assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as legal settlements, restatement expenses and various merger and acquisition-related expenses, employee retention expense, refinancing advisory fees, fixed asset impairment, executive termination expenses, data integrity investigations & assessment, gain on disposal of fixed assets, and
Fresenius transaction & litigation
Less an estimated tax provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above

Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period.  The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

Net debt, as defined by the Company, is gross debt including Akorn’s term loan and revolving debt balances (if applicable) less cash and cash equivalents.

Net debt to adjusted EBITDA ratio, as defined by the Company, is net debt divided by the trailing twelve months adjusted EBITDA.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period.  For example, adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees.  Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.  Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures as presented in this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking statements", including expectations regarding the Company’s business plan and initiatives, financial performance, product launches, pending ANDA filings, the financial guidance for 2019, the non-binding agreement in principle to settle the Securities Class Action Litigation, and other statements regarding the Company’s plans and strategy.  When used in this document, the words “will,” “expect,” “continue," “believe,” “anticipate,” “estimate,” “intend,” “could,” “strives” and similar expressions are generally intended to identify forward-looking statements.  These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to:  (i) the effect of the Delaware Court of Chancery’s October 1, 2018 decision against the Company and the Delaware Supreme Court’s December 7, 2018 order affirming the Chancery Court’s decision on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation against the defendants or related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company, with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and obligation to comply with certain covenants and other obligations under its standstill agreement with its first lien term loan lenders (the “Standstill Agreement”), (viii) the Company’s obligation under the Standstill Agreement to enter into a comprehensive amendment that is satisfactory in form and substance to the first lien term loan lenders, (ix) the risk that the parties will not enter into a definitive settlement agreement in connection with the Securities Class Action Litigation, (x) the risk that the holders of a significant number of shares may opt out of and elect not to participate in or be bound by the proposed Securities Class Action Litigation settlement, (xi) the risk that a definitive settlement agreement in connection the with Securities Class Action Litigation may not obtain the necessary approval by the court or may be terminated in accordance with its terms, (xii) the risk that insurance proceeds, common shares or other consideration contemplated to be exchanged pursuant to the proposed Securities Class Action Litigation settlement is not available at the appropriate time and (xiii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019) and in Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (as filed with the SEC on May 9, 2019) and other risk factors identified from time to time in the Company’s filings with the SEC.  Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this press release.  The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues, net	$178,057	$190,944	$343,928	$375,007
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	110,073	109,665	222,431	211,500
GROSS PROFIT	67,984	81,279	121,497	163,507

Selling, general and administrative expenses	61,042	83,758	133,540	146,752
Research and development expenses	9,495	11,371	18,209	24,015
Amortization of intangibles	9,950	13,182	21,015	26,372
Impairment of goodwill	—	—	15,955	—
Impairment of intangible assets	394	64,534	10,748	83,349
Litigation rulings, settlements and contingencies	74,469	(400)	74,879	(400)
TOTAL OPERATING EXPENSES	155,350	172,445	274,346	280,088
OPERATING (LOSS)	(87,366)	(91,166)	(152,849)	(116,581)
Amortization of deferred financing costs	(5,655)	(1,304)	(6,959)	(2,608)
Interest expense, net	(17,341)	(11,062)	(31,668)	(20,640)
Other non-operating income (loss), net	245	(724)	598	(454)

(LOSS) BEFORE INCOME TAXES	(110,117)	(104,256)	(190,878)	(140,283)
Income tax provision (benefit)	1,482	(16,272)	2,902	(23,552)

NET (LOSS)	$(111,599)	$(87,984)	$(193,780)	$(116,731)
NET (LOSS) PER SHARE
NET (LOSS) PER SHARE, BASIC	$(0.89)	$(0.70)	$(1.54)	$(0.93)
NET (LOSS) PER SHARE, DILUTED	$(0.89)	$(0.70)	$(1.54)	$(0.93)

SHARES USED IN COMPUTING NET (LOSS) PER SHARE
BASIC	126,043	125,332	125,806	125,286
DILUTED	126,043	125,332	125,806	125,286

COMPREHENSIVE (LOSS)
Net (loss)	$(111,599)	$(87,984)	$(193,780)	$(116,731)
Unrealized holding (loss) on available-for-sale securities, net of tax of $1 and $1 for the three month periods ended June 30, 2019 and 2018, and $1 and $1 for the six month periods ended June 30, 2019 and 2018, respectively.	(3)	(4)	(3)	(5)
Foreign currency translation gain (loss)	1,380	(6,350)	956	(7,198)
Pension liability adjustment (loss) gain, net of tax of ($48) and ($1) for the three month periods ended June 30, 2019 and 2018, and ($19) and ($2) for the six month periods ended June 30, 2019 and 2018, respectively.	190	4	74	8
COMPREHENSIVE (LOSS)	$(110,032)	$(94,334)	$(192,753)	$(123,926)

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	June 30, 2019 (Unaudited)	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$178,264	$224,868
Trade accounts receivable, net	172,611	153,126
Inventories, net	162,593	173,645
Available-for-sale securities, current	—	—
Prepaid expenses and other current assets	24,307	32,180
TOTAL CURRENT ASSETS	537,775	583,819
PROPERTY, PLANT AND EQUIPMENT, NET	325,098	334,853
OTHER LONG-TERM ASSETS
Goodwill	267,923	283,879
Intangible assets, net	253,301	284,976
Right-of-use assets, net - Operating leases	22,542	—
Deferred tax assets	—	—
Other non-current assets	7,520	7,730
TOTAL OTHER LONG-TERM ASSETS	551,286	576,585
TOTAL ASSETS	$1,414,159	$1,495,257
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$38,420	$39,570
Income taxes payable	13,955	—
Accrued royalties	5,862	6,786
Accrued compensation	19,762	19,745
Accrued administrative fees	27,453	36,767
Current portion of accrued legal fees and contingencies	82,576	52,413
Current portion of lease liability - Operating leases	2,472	—
Accrued expenses and other liabilities	12,926	15,542
Current portion of long-term debt (net of deferred financing costs)	828,282	—
TOTAL CURRENT LIABILITIES	1,031,708	170,823
LONG-TERM LIABILITIES
Long-term debt (net of non-current deferred financing costs)	—	820,411
Deferred tax liability	937	566
Uncertain tax liabilities	52,516	49,990
Long-term lease liability - Operating leases	21,877	—
Long-term portion of accrued legal fees and contingencies	38,500	—
Pension obligations and other liabilities	7,469	9,601
TOTAL LONG-TERM LIABILITIES	121,299	880,568
TOTAL LIABILITIES	1,153,007	1,051,391
SHAREHOLDERS’ EQUITY
Preferred stock, $1 par value - 5,000,000 shares authorized; no shares issued or outstanding at June 30, 2019 and December 31, 2018.	—	—
Common stock, no par value – 150,000,000 shares authorized; 126,107,933 and 125,492,373 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively.	584,592	574,553
(Accumulated deficit)	(300,948)	(107,168)
Accumulated other comprehensive (loss)	(22,492)	(23,519)
TOTAL SHAREHOLDERS’ EQUITY	261,152	443,866
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,414,159	$1,495,257

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES:
Net (loss)	$(193,780)	$(116,731)
Adjustments to reconcile consolidated net (loss) to net cash (used in) operating activities:
Depreciation and amortization	36,123	40,439
Amortization of debt financing fees	6,959	2,608
Impairment of intangible assets	10,748	83,349
Goodwill impairment	15,955	—
Fixed asset impairment and other	10,227	—
Non-cash stock compensation expense	10,308	11,453
Non-cash interest expense	913	—
Deferred income taxes, net	366	(24,512)
Other	(29)	481
Changes in operating assets and liabilities:
Other non-current assets	440	(28)
Trade accounts receivable	(19,496)	(45,893)
Inventories, net	11,186	(7,735)
Prepaid expenses and other current assets	5,977	8,204
Trade accounts payable	2,078	602
Accrued legal fees and contingencies	68,662	15,387
Uncertain tax liabilities	2,526	844
Accrued expenses and other liabilities	1,526	259
NET CASH (USED IN) OPERATING ACTIVITIES	$(29,311)	$(31,273)
INVESTING ACTIVITIES:
Proceeds from disposal of assets	—	20
Payments for intangible assets	(87)	(50)
Purchases of property, plant and equipment	(16,863)	(35,862)
NET CASH (USED IN) INVESTING ACTIVITIES	$(16,950)	$(35,892)
FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	—	254
Stock compensation plan withholdings for employee taxes	(269)	—
Payment of contingent acquisition liabilities	—	(4,793)
Lease payments	(338)	(6)
NET CASH (USED IN) FINANCING ACTIVITIES	$(607)	$(4,545)
Effect of exchange rate changes on cash and cash equivalents	141	(560)
(DECREASE) IN CASH AND CASH EQUIVALENTS	$(46,727)	$(72,270)
Cash and cash equivalents, and restricted cash at beginning of period	225,794	369,889
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$179,067	$297,619
SUPPLEMENTAL DISCLOSURES:
Amount paid for interest	$34,179	$25,462
Amount (received) paid for income taxes, net	$(14,859)	$9,260
Additional capital expenditures included in accounts payable	$3,277	$12,010

Reconciliation of GAAP Net (Loss) to Non-GAAP EBITDA and Adjusted EBITDA
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
NET (LOSS)	$(111,599)	$(87,984)	$(193,780)	$(116,731)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	7,423	6,979	15,108	14,067
Amortization expense	9,950	13,182	21,015	26,372
Interest expense, net	17,341	11,062	31,668	20,640
Income tax (benefit) provision	1,482	(16,272)	2,902	(23,552)
EBITDA	(75,403)	(73,033)	(123,087)	(79,204)

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Merger and acquisition-related expenses	9	64	6	75
Employee retention expense	1,585	—	3,343	—
Data integrity investigations & assessment	3,179	12,428	7,833	16,731
Fresenius transaction & litigation	1,940	24,857	3,631	25,462
Refinancing advisory fees	4,290	—	10,038	—
Non-cash stock compensation expense	5,588	5,945	10,308	11,453
Impairment of goodwill	—	—	15,955	—
Impairment of intangible assets	394	64,534	10,748	83,349
Amortization of deferred financing costs	5,655	1,304	6,959	2,608
Restatement expenses	—	(904)	(26)	(814)
Executive termination expenses	—	—	835	—
Impairment of fixed assets and other	138	—	10,227	—
Loss (Gain) on disposal of fixed assets	2	3	(29)	(2)
Litigation rulings, settlements and contingencies	74,469	(400)	74,879	(400)

ADJUSTED EBITDA	$21,846	$34,798	$31,620	$59,258

The table below sets forth expenses included in Net (loss) that have not been included as adjustments to arrive at EBITDA and Adjusted EBITDA in the preceding table.

	($ in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
FDA compliance related expenses	$11,850	$250	22,841	250
Failure to supply penalties (recorded as a contra-revenue)	4,687	$1,536	10,225	11,010
TheraTears® direct-to-consumer advertising campaign	1,528	$1,521	2,434	9,875

Reconciliation of GAAP Net (Loss) to non-GAAP Adjusted Net (Loss) and Adjusted Diluted (Loss) Earnings Per Share
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
NET (LOSS)	$(111,599)	$(87,984)	$(193,780)	$(116,731)

Income tax provision (benefit)	1,482	(16,272)	2,902	(23,552)

(LOSS) BEFORE INCOME TAXES	$(110,117)	$(104,256)	$(190,878)	$(140,283)

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Merger & acquisition-related expenses (1)	9	64	6	75
Employee retention expense (2, 3, 4)	1,585	—	3,343	—
Data integrity investigations & assessment (2)	3,179	12,428	7,833	16,731
Fresenius transaction & litigation (2)	1,940	24,857	3,631	25,462
Refinancing advisory fees (2)	4,290	—	10,038	—
Restatement expenses (2)	—	(904)	(26)	(814)
Non-cash stock compensation expense (2, 3, 4)	5,588	5,945	10,308	11,453
Amortization expense (5)	9,950	13,182	21,015	26,372
Impairment of goodwill (7)	—	—	15,955	—
Impairment of intangible assets (7)	394	64,534	10,748	83,349
Amortization of deferred financing costs (8)	5,655	1,304	6,959	2,608
Executive termination expenses (2)	—	—	835	—
Impairment of fixed assets and other (9)	138	—	10,227	—
Gain on disposal of fixed assets (2, 6)	2	3	(29)	(2)
Litigation rulings, settlements and contingencies (10)	74,469	(400)	74,879	(400)
ADJUSTED (LOSS) INCOME BEFORE INCOME TAX	$(2,918)	$16,757	$(15,156)	$24,551

Option exercise and RSU vesting tax impact (11)	—	(1,138)	—	(1,138)
ADJUSTMENTS TO INCOME TAX PROVISION (BENEFIT)	—	5,034	—	6,609
TOTAL ADJUSTED INCOME TAX PROVISION (BENEFIT)	$—	$3,896	$—	$5,471

ADJUSTED NET (LOSS) INCOME	$(2,918)	$12,861	$(15,156)	$19,080

ADJUSTED DILUTED EARNINGS PER SHARE	$(0.02)	$0.10	$(0.12)	$0.15

(1) - Excluded from Acquisition-related costs
(2) - Excluded from SG&A expenses
(3) - Excluded from R&D expenses
(4) - Excluded from Cost of sales
(5) - Excluded from Amortization of intangibles
(6) - Excluded from Other non-operating (expense) income, net
(7) - Excluded from Impairment of goodwill, intangible assets
(8) - Excluded from Amortization of deferred financing costs
(9) - Excluded from Impairment of fixed assets
(10) - Excluded from Litigation rulings, settlements and contingencies

AKORN, INC.
Reconciliation of GAAP Debt to Non-GAAP Net Debt and Net Debt to Adjusted EBITDA Ratio
(In Thousands, Except Net Debt to Adjusted EBITDA Ratio)

June 30, 2019
GAAP Debt	$828,282
Deferred financing costs	15,429
Total term loans outstanding	$843,711
Cash and cash equivalents	178,264
Net debt	$665,447

Adjusted EBITDA, trailing twelve months ended	$21,517

Net debt to adjusted EBITDA ratio	30.9

AKORN, INC.
Reconciliation of 2019 Financial Guidance of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(In Millions)

	2019 Guidance
	Lower Range	Upper Range
NET (LOSS)	$(273)	$(258)

Add:
Depreciation expense	31	31
Amortization expense	40	40
Interest expense, net	69	69
Income tax (benefit) provision	5	5
EBITDA	$(128)	$(113)

Add:
Employee retention expense	5	5
Data Integrity investigations & assessment	12	12
Fresenius transaction & litigation	6	6
Non-cash stock compensation expense	21	21
Refinancing advisory fees	20	20
Impairment of goodwill	16	16
Impairment of intangible assets	11	11
Amortization of deferred financing costs	22	22
Executive termination expenses	1	1
Impairment of fixed assets and other	10	10
Litigation rulings, settlements and contingencies	75	75

ADJUSTED EBITDA	$71	$86

Investors/Media:
(847) 279-6162
Investor.relations@akorn.com